Exhibit 99.1

Kaspien Holdings Inc. Reports Fiscal First Quarter 2021 Results

Continued Strength in All Major Markets Leads to a 29% Increase in Revenue and 24% Increase in Gross Profit

Strong Operating Results Driven by Nearly 50% Increase in Total GMV, Over 100% Increase in Subscription GMV, and Nearly 20% Decrease in Operating Expenses

SPOKANE, Wash. – June 10, 2021 – Kaspien Holdings Inc. (NASDAQ: KSPN) (“Kaspien” or the “Company”), a leading e-commerce marketplace growth platform, today reported financial results for the fiscal first quarter ended May 1, 2021.

Recent Operational Highlights

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Raised approximately $13.5 million, prior to deducting underwriting discounts and commissions and estimated offering expenses, in an underwritten offering of 416,600 shares of common stock of the Company at a price to the public of $32.50 per share. The Company intends to use the proceeds from the offering for general corporate purposes, including working capital to implement its strategic plans focused on brand acquisition, investments in technology to enhance its scalable platform and its core retail business.

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Obtained approval to sell on Target.com through invite-only Target+ Program. As a Target+ partner, Kaspien is one of a few hand selected third-party merchants currently approved to sell on Target.com. Nearly 20 brands to-date have already applied to Kaspien’s waitlist for the Target marketplace.

●	Launched pilot omnichannel partnership with international grocery brand Kroger; conducted initial testing beginning in the fiscal second quarter.

●	Doubled subscription team headcount over the last quarter to support continued growth efforts.

●	Expanded pipeline of potential brand acquisitions, including many existing Kaspien customers.

Management Commentary
“In the fiscal first quarter, we carried our strong operating momentum from the end of the year and improved in nearly every meaningful financial metric and KPI,” said Kaspien CEO Kunal Chopra. “Our retail business produced a healthy, double-digit revenue increase, and we drove major growth in our subscriptions segment. GMV saw a nearly 50% increase, with a greater than 100% increase in subscription GMV; the subscriptions segment now contributes over 32% of total GMV, further supporting our diversified approach to scale. While we’ve consistently grown our top line over the past several quarters, we’ve also significantly decreased SG&A costs as a percentage of net revenue, meaning we have been able to improve performance while also adding efficiency as we scale.

“Operationally, we have several major initiatives at work, including new product launches, sales and marketing programs, partnerships, marketplace thought leadership work, and a new brand acquisition strategy. Within our own customer base, we have identified several promising leads, which will provide us with a built-in opportunity to drive incremental value. As the global economy slowly re-opens, we are witnessing an extended strain placed on the online sales industry, which has led to supply chain challenges and other temporary impediments driven by outsized demand. While we work through these near-term interruptions, Kaspien remains well-positioned to capitalize on the continued global acceleration of e-commerce adoption and expanding market opportunities over the long-term.”

Fiscal First Quarter 2021 Financial Results
Results compare 2021 fiscal first quarter end (May 1, 2021) to 2020 fiscal first quarter end (May 2, 2020).

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Net revenue increased 29% to $40.6 million from $31.6 million in the comparable year-ago period. The increase in net revenue was primarily attributable to continued strength on Amazon International, Walmart, Target and other marketplaces.

●
Gross profit increased 24% to $9.8 million (24.1% of net revenue) from $7.9 million (25.1% of net revenue) in the comparable year-ago period. During the quarter, the Company reclassified certain line items into operating expenses, which were historically included in cost of goods sold, including commissions. The prior year period has been updated accordingly to ensure reporting is on a like-for-like basis. The increase in gross profit was primarily attributable to an increase in net revenue and an increase in the merchandise margin rate to 46.7% from 46.2% in the comparable year-ago period. The table below summarizes the year-over-year comparison of gross margin:

	Thirteen Weeks Ended
(amounts in thousands)	May 1, 2021	May 2, 2020

Merchandise margin	$18,982	$14,609
% of net revenue	46.7%	46.2%

Fulfillment fees	(6,449)	(4,997)
Warehousing and freight	(2,737)	(1,694)
Gross profit	$9,796	$7,918

% of net revenue	24.1%	25.1%

●
Selling, General & Administrative (“SG&A”) expenses decreased 19% to $10.7 million (26.2% of net revenue) from $13.1 million (41.5% of net revenue) in the comparable year-ago period. The decrease in SG&A expenses was primarily attributable to a $3.7 million decrease in general and administrative expenses, partially offset by a $1.3 million increase in selling expenses. The increase in selling expenses was attributable to an increase in marketplace fees due to an increase in net revenue.

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Loss from operations was $861,000, compared to a loss from operations of $5.2 million in the comparable year-ago period. The improvement in operating results was the result of higher net revenue and reduction in SG&A expenses.

●	Net loss was $1.4 million, or $0.61 per diluted share, compared to a net loss of $5.4 million, or $2.97 per diluted share, in the comparable year-ago period.

●	Adjusted EBITDA (a non-GAAP metric reconciled below) was a loss of $258,000, compared to an adjusted EBITDA loss of $4.7 million in the comparable year-ago period.

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As of May 1, 2021, the Company had $5.0 million in cash, compared to $1.8 million as of January 30, 2021 and $7.1 million as of May 2, 2020. During the quarter, the Company raised approximately $13.5 million in gross proceeds, prior to deducting underwriting discounts, commissions, and estimated offering expenses, in an underwritten offering of 416,600 shares of common stock at a price to the public of $32.50 per share. A portion of these proceeds were used to pay back $6.3 million in short term borrowings, among other expenditures.

●	Cash used in operations was $2.5 million, compared to $6.5 million as of May 2, 2020.

●	Inventory at quarter end was $22.6 million, compared to $17.2 million as of May 2, 2020.

●	As of May 1, 2021, the Company had no borrowings under its credit facility and had $10.9 million available for borrowing.

Key Performance Indicators (KPIs)
Unless otherwise specified, KPI data has been recorded as of fiscal quarter end (May 1, 2021).

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Fiscal first quarter 2021 gross merchandise value (“GMV”) increased 48% to $63.4 million, compared to $42.9 million in the comparable year-ago period. Subscription GMV increased 105% to $20.9 million (33.0% of total GMV), compared to $10.2 million (23.7% of total GMV) in the comparable year-ago period.

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Fiscal first quarter 2021 GMV per active partner increased 37% to $75,000 from $55,000 in the first quarter of fiscal 2020. The Company expects this metric to steadily grow over time as active partners derive more value from the Kaspien platform, leading to greater partner sales and increased engagement across more product lines.

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Total active partner count for period ending May 1st, 2021 was approximately 845, including 708 retail partners and 137 subscription (Agency and SaaS) partners. In support of the Company’s focus on maximizing GMV per active partner, Kaspien regularly reviews and updates partner counts to optimize its use of resources on higher-value, active partners. The Company’s subscriptions partner base as of May 1, 2021 increased 124% at the end of the comparable year-ago period.

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Subscription lifetime value to customer acquisition cost (“LTV:CAC”) ratio as of May 1, 2021 was 3.4x with an average payback period of 7.7 months. As subscription partners continue to mature and adopt more features of the Kaspien platform, Company expects these metrics to improve over time.

●	During the fiscal first quarter, subscription monthly recurring revenue (“MRR”) increased approximately 106% to $149,000 compared to $73,000 at the end of the comparable year-ago period.

●	Retail segment gross revenue per partner for the fiscal first quarter increased 32% to $60,000 from $45,000 in the comparable year-ago period.

Conference Call
Kaspien will hold a conference call today, June 10, 2021 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company management will host the call, followed by a question and answer period.

U.S. dial-in number: 877-407-0782
International number: 201-689-8567

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time through June 24, 2021.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 41590

Kaspien plans to file its annual Form 10-Q by June 15, 2021 in accordance with the SEC filing deadlines.

About Kaspien
Kaspien Holdings Inc. (f/k/a Trans World Entertainment Corporation) (NASDAQ:KSPN) is a leading ecommerce marketplace growth platform, offering an expanding suite of software and services to help brands grow on Amazon, Walmart, Target, eBay, and other online marketplaces. Founded in 1972 as a brick and mortar retailer and rebranded as Kaspien in 2020, the Company has spent the last decade building and utilizing proprietary technologies for brand protection, marketing optimization, and fulfillment efficiency to generate rapid revenue growth for its partners. Through innovative strategies and best-in-class technologies, Kaspien has earned the trust of many leading brands, including 3M, Strider Bikes, and ZippyPaws. For more information, visit kaspien.com.

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net loss, adjusted to exclude: (i) income tax expense; (ii) loss from fye business, net of tax; (iii) interest expense; (iv) corporate SG&A expenses; (v) depreciation expense; and (vi) asset impairment charges. Our method of calculating adjusted EBITDA may differ from other issuers and accordingly, this measure may not be comparable to measures used by other issuers. We use adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present adjusted EBITDA as a supplemental measure because we believe such a measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial performance under GAAP in the United States and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP.

	Thirteen Weeks Ended
(amounts in thousands)	May 1, 2021	May 2, 2020

Net loss	$(1,416)	$(5,406)
Income tax expense (benefit)	-	-
Interest expense	555	228
Loss from operations	(861)	(5,178)
Depreciation expense	603	491
Adjusted EBITDA	$(258)	$(4,687)

About Key Performance Indicators

Gross Merchandise Value (“GMV”) is the total value of merchandise sold over a given time period through a customer-to-customer exchange site. For Kaspien, it is the measurement of merchandise value sold across all channels and partners within the Kaspien platform.

Lifetime Value (“LTV”) is the average value of a Kaspien partner over the term of their engagement on the Kaspien platform.

Customer Acquisition Cost (“CAC”) is the all-in cost related to acquiring a new customer (partner) into the Kaspien platform. This refers to the resources and costs incurred to acquire new customers including all wages and benefits associated to business development and marketing efforts driving new business, the portion of inbound marketing expenses related to new business, and all software related expenses for our business development and marketing infrastructure.

Average payback period is a time-based calculation using the average monthly revenue recognition for a Kaspien partner to cover the associated costs to acquire that customer.

Monthly Recurring Revenue (“MRR”) is the measurement of Kaspien’s subscriptions revenue stream on a monthly basis calculated at a given moment in time. Revenues that are recurring in nature provide additional predictability into future financial results.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this communication are forward-looking statements. The statements contained herein that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, and similar terms and phrases, including references to assumptions, in this document to identify forward-looking statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events and are subject to uncertainties and factors that could cause actual results to differ materially from the results expressed in the statements. The following factors are among those that may cause actual results to differ materially from the Company’s forward-looking statements:  risk of disruption of current plans and operations of Kaspien and the potential difficulties in customer, supplier and employee retention; the outcome of any legal proceedings that may be instituted against the Company; the Company’s level of debt and related restrictions and limitations, unexpected costs, charges, expenses, or liabilities; the Company’s ability to operate as a going-concern; deteriorating economic conditions and macroeconomic factors; the impact of the COVID-19 pandemic; and other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

The reader should keep in mind that any forward-looking statement made by us in this document, or elsewhere, pertains only as of the date on which we make it. New risks and uncertainties come up from time-to-time and it’s impossible for us to predict these events or how they may affect us. In light of these risks and uncertainties, you should keep in mind that any forward-looking statements made in this document or elsewhere might not occur.

Company Contact
Ed Sapienza
Chief Financial Officer
(509) 202-4261
esapienza@kaspien.com

Investor Relations Contact
Gateway Investor Relations
Matt Glover and Tom Colton
(949) 574-3860
KSPN@gatewayir.com

-Financial Tables to Follow-

KASPIEN HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Thirteen Weeks Ended
	May 1, 2021	May 2, 2020

Net revenue	$40,617	$31,589

Cost of sales	30,821	23,671
Gross profit	9,796	7,918
Selling, general and administrative expenses	10,657	13,096
Loss from operations	(861)	(5,178)
Interest expense	555	228
Loss from operations before income tax expense	(1,416)	(5,406)
Income tax expense	-	-
Net loss	$(1,416)	$(5,406)

BASIC AND DILUTED INCOME PER SHARE:
Basic and diluted loss per common share	$(0.61)	$(2.97)

Weighted average number of common shares outstanding – basic and diluted	2,317	1,820

KASPIEN HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share and share amounts)

	May 1, 2021	January 30, 2021	May 2, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,030	$1,809	$7,078
Restricted cash	1,184	1,184	950
Accounts receivable	3,113	2,718	2,644
Merchandise inventory	22,567	24,515	17,157
Prepaid expenses and other current assets	592	564	639
Total current assets	32,486	30,790	28,468

Restricted cash	3,277	3,562	4,648
Fixed assets, net	2,366	2,268	2,256
Operating lease right-of-use assets	2,595	2,742	3,171
Intangible assets, net	475	732	1,503
Cash Surrender Value	4,168	3,856	3,056
Other assets	1,230	1,342	2,138
TOTAL ASSETS	$46,597	$45,292	$45,240

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$5,682	$8,894	$5,938
Short-term borrowings	-	6,339	4,531
Accrued expenses and other current liabilities	2,640	2,512	5,046
Current portion of operating lease liabilites	609	596	551
Current partion of PPP loan	2,018	1,687	-
Total current liabilities	10,949	20,028	16,066

Operating lease liabilities	2,101	2,258	2,714
PPP Loan	-	330	2,018
Long-term debt	5,261	5,000	4,170
Other long-term liabilities	15,954	16,187	19,820
TOTAL LIABILITIES	34,265	43,803	44,788

SHAREHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued)	-	-	-
Common stock ($0.01 par value; 200,000,000 shares authorized; 3,889,169,3,336,576 and 3,235,576 shares issued, respectively)	39	33	32
Additional paid-in capital	358,749	346,495	346,442
Treasury stock at cost (1,410,417, 1,410,378 and 1,410,378 shares, respectively)	(230,170)	(230,169)	(230,169)
Accumulated other comprehensive loss	(2,007)	(2,007)	(1,476)
Accumulated deficit	(114,279)	(112,863)	(114,377)
TOTAL SHAREHOLDERS' EQUITY	12,332	1,489	452
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$46,597	$45,292	$45,240